Exhibit 99.1

[HIRSCH LOGO]

Hirsch International Signs Agreement with Kornit Digital

To Distribute “Direct-to-Garment” Printers

Expands Product Portfolio and Role in Decorated Apparel Market

Hirsch to Distribute Nationally and Provide Exclusive Sales and Support in Thirteen States

HAUPPAUGE, NY – February 21, 2008 – Hirsch International Corp. (NASDAQ: HRSH, http://www.hirschinternational.com), the leading provider of apparel decorating equipment including Tajima embroidery machines, MHM screen printing machines, Seit laser bridge machines, and Pulse digitizing software, has entered into an agreement with Kornit Digital Ltd., Magshimin, Israel, to distribute its line of digital “direct-to-garment” printers.

Under the terms of the agreement, Hirsch will serve as Kornit’s exclusive service and support representative for Kornit’s line of machines, ink, and certain other products in Indiana, Ohio, West Virginia, Arizona, Colorado, Washington, Oregon, Utah, Montana, Idaho, New Mexico, Mississippi, and Louisiana. In addition, Hirsch will have the non-exclusive right to market and sell machines in the remaining thirty-seven states. The initial agreement is for a one-year contract, which automatically renews unless either party terminates the agreement.

Kornit is a dynamic, leading-edge company that develops, manufactures, and markets state-of-the-art solutions for the garment and apparel printing industry, including its line of high-speed digital inkjet printing machines, known to be the first digital industrial machines that print direct-to-garment. Hirsch will distribute several of Kornit’s products, including the 931DS, 932NDS, and 933 printers, which are all high production, industrial digital machines capable of printing on both light and dark garments. In addition, Hirsch will distribute Kornit inks and accessories for Kornit printers.

“Kornit’s digital printers present a perfect complement to our existing lines of equipment,” says Paul Gallagher, President and CEO of Hirsch International. “With this agreement now in place, over the next several months we will be laying the foundation to prepare for delivering the printers to market.”

“We expect that our newly expanded portfolio will enable us to further penetrate the decorated apparel market both by adding new customers and through potential cross-marketing opportunities with our existing customers. Kornit provides the perfect product to help transition the decorated apparel marketplace from analog to digital printing processes to take advantage today’s trends in personalization and mass customization. We remain committed to pursuing opportunities and forging relationships, such as this one, that augment Hirsch’s role in the market, reputation for highest quality products with superior sales and support teams, improve our sales, and ultimately serve to build shareholder value.”

Hirsch International serves the apparel decorating industry with twenty-five locations throughout the United States staffed with the most experienced experts in the industry. For more information, visit www.hirschinternational.com; call 800-394-4426; or e-mail: customercare@hirschinternational.com.

About Hirsch International

Hirsch exclusively represents the decorated apparel industry's leading brands including Tajima embroidery equipment, MHM screen printing equipment, SEIT textile bridge lasers, Pulse embroidery design software and now Kornit digital garment printers. Hirsch also offers a full line of parts, supplies and accessory items as well as factory certified technical support services. Hirsch’s customers include a wide range of contract embroiderers and screen printers, manufacturers of apparel and fashion accessories, promotional products, uniform, and sportswear companies, retail stores, and decorated apparel entrepreneurs servicing the athletic apparel, corporate logo-wear, and advertising specialties markets.

The Company is led by a strong and experienced management team focused on continuing to grow its core business through sound acquisitions of products and processes, as well as through related business ventures in which the Company can build and maximize stockholder value. The company was founded in 1968 and is headquartered in Hauppauge, N.Y.

About Kornit Digital

Kornit Digital Ltd. is a dynamic, leading-edge company that develops, manufactures and markets state-of-the-art solutions for the garment & apparel printing industry. Founded by seasoned professionals with extensive experience in the digital printing industry and Based on its proprietary ground-breaking technology, Kornit Digital introduces the Kornit line of high-speed digital inkjet printing machines, known to be the first digital industrial machines which print Direct-to-Garment.

Kornit Digital is dedicated to providing cutting-edge solutions that assure high-quality results to its customers around the globe. In October 2004, Kornit launched its first two products; The 930 and 931 Direct-to-Garment Digital Printers. These revolutionary products hit the digital printing industry with vast success and in August 2006, Kornit added to its collection the 932 Direct-to-Garment Digital Printer. Today, Kornit offers an entire line of products including 931DS, 932DNS and 933 printers, and has the honor to be the first company in the globe that introduced the white digital ink for textile, which provides the option to print on light & dark colored garments as one.

Together with its unique textile inks developed especially for the garment industry, and the superior textile digital printing chemistry solutions (Oeko-Tex Standard 100) for the finished garment printing application, Kornit's products offer custom printers worldwide new opportunities for advancement into a new era.

Founded in 2003, Kornit Digital is a privately held and venture backed company with offices in the United States and Israel that operates a wide network of distribution channels around the globe.

Safe Harbor Statement

This press release contains forward-looking statements set within the meaning of the Private Securities Litigation Reform Act of 1995. Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. Readers should note that forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including, without limitation, the risks and uncertainties discussed under the caption "Risk Factors" in the Company's Form 10-K for calendar 2006, which discussion is incorporated herein by reference. Readers are also urged to read the periodic filings and current reports on Form 8-K of the Company.

Contact:

Mike McEvoy

Vice President, Marketing

Hirsch International

50 Engineers Road

Hauppauge NY 11788

(800) 394-4426

Fax: (800) 772-1788

MMcEvoy@hirschinternational.com

www.hirschinternational.com

The Investor Relations Group

212-825-3210

Investor Relations:

Emily Hanan / ehanan@investorrelationsgroup.com

Media Relations:

Susan Morgenbesser / smorgenbesser@investorrelationsgroup.com